Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Fiberstars, Inc., on Form S-8 of our report dated February 4, 1998 on our audit of the financial statements of Fiberstars, Inc. as of December 31, 1997 and 1996, and for each of the three fiscal years ended December 31, 1997, appearing in the Annual Report on Form 10-KSB (SEC File No. 000-24230) of Fiberstars, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


                                                   /s/ PricewaterhouseCoopers

                                                   PRICEWATERHOUSECOOPERS LLP




San Jose, California
August 18, 1998

                                       11